Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

January 18, 2024

VIA EDGAR

Aditxt, Inc.

737 N. Fifth Street, Suite 200

Richmond, VA 23219

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Aditxt, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof, with respect to the resale from time to time by the selling stockholders of the Company, as detailed in the Registration Statement (collectively, the “Selling Stockholders”), of up to 3,785,569 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which consists of (a) up to an aggregate of 1,237,114, shares of Common Stock (the “Pre-Funded Warrant Shares”) that are issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) purchased pursuant to securities purchase agreements by and between us and one of the Selling Stockholders, dated, December 29, 2023 (the “Purchase Agreement”), (b) up to an aggregate of 2,474,228, shares of Common Stock (the “Common Warrant Shares”) that are issuable upon exercise of warrants (the “Common Warrants”) purchased pursuant to the Purchase Agreement, and (c) up to 74,227 shares of Common Stock (the “Placement Agent Warrant Shares”, together with the Pre-Funded Warrant Shares and the Common Warrant Shares, the “Warrant Shares”) that are issuable upon exercise of warrants (the “Placement Agent Warrants”, together with the Pre-Funded Warrants and the Common Warrants, the “Warrants”) issued pursuant to the engagement letter dated as of December 3, 2023, as amended on December 29, 2023, by and between the Company and the placement agent.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have reviewed and relied upon the following:

●	the Registration Statement;

●	the form of Purchase Agreement;

●	the form of Pre-Funded Warrant;

●	the form of Common Warrant;

●	the form of Placement Agent Warrant;

●	the Amended and Restated Certificate of Incorporation of the Company in effect on the date hereof;

●	the Amended and Restated Bylaws of the Company in effect on the date hereof;

●	the resolutions of the Board of Directors of the Company, adopted on December 29, 2023 authorizing/ratifying the execution and delivery of the Purchase Agreement, the issuance and sale of the Warrants and the Warrant Shares;

●	such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

In our examination, we have assumed (a) the genuineness of all signatures, including endorsements, (b) the legal capacity and competency of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (e) the accuracy, completeness and authenticity of certificates of public officials; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (g) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the Warrants are exercised, the Warrant Shares, when and if issued, delivered and paid for in accordance with the terms of the respective Warrants, will be validly issued, fully paid and nonassessable.

Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

This opinion letter is rendered solely in connection with the registration of the Warrant Shares for resale by the Selling Stockholders under the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement, even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

The opinion we render herein is limited to those matters governed by New York law as of the date hereof and we disclaim any obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision, or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof. We express no opinion as to matters governed by any laws other than New York law.

This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events, or developments that hereafter may be brought to our attention or that may alter, affect, or modify the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act. It is understood that this opinion is to be used only in connection with the offer and sale of the Warrant Shares being registered while the Registration Statement is effective under the Securities Act.

Respectfully submitted,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP